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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-118691 and 333-123903, Form S-8 Nos. 333-133450, 333-63451, 333-62910, 333-97163, 333-63453 and 333-120539) of CRA International Inc. of our report dated February 6, 2006, with respect to the consolidated financial statements of CRA International Inc., included in the Annual Report (Form 10-K) for the year ended November 25, 2006.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 6, 2007

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Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm